Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (“Termination Agreement”) dated January 10, 2021 is by and between National Holdings Corporation, a Delaware corporation (the “Company”), and B. Riley Financial, Inc., a Delaware corporation (“BRF”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, BRF and the Company are parties to that certain Agreement, dated November 14, 2018 (the “Standstill Agreement”);

WHEREAS, concurrently with the execution and delivery of this Termination Agreement, the Company is entering into that certain Agreement and Plan of Merger (as may be amended from time to time in accordance with its terms, the “Merger Agreement”) with BRF and B. Riley Principal Merger Corp. III, a Delaware corporation and wholly owned subsidiary of BRF (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Merger Sub will agree to commence, and BRF will agree to cause Merger Sub to commence, a tender offer (the “Offer”) to purchase any and all of the shares of common stock of the Company issued and outstanding that are not owned by BRF and its subsidiaries, and (ii) in accordance with Section 251(h) of the DGCL, following the consummation of the Offer, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of BRF;

WHEREAS, the board of directors of the Company (the “Company Board”) has established a special committee represented by its own independent legal counsel and its own independent financial advisor (the “Special Committee”) and has delegated to the Special Committee the authority to review, evaluate, negotiate, recommend or not recommend the Offer and the Merger and any related matters or issues, which includes this Termination Agreement and the Merger Agreement;

WHEREAS, the Company Board, acting on the recommendation of the Special Committee, has approved the execution, delivery and performance by the Company of this Termination Agreement, among other actions to be taken by the Company; and

WHEREAS, the Parties wish to terminate the Standstill Agreement effective as of the Closing Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.     Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.     Waiver of the Standstill Agreement.  The Company hereby waives the obligations of BRF pursuant to the Standstill Agreement as of the date hereof for the sole and limited purposes of allowing the Parties to enter into the Merger Agreement and BRF and Merger Sub to consummate the transactions contemplated thereby, including the Offer and the Merger.

3.     Termination of the Standstill Agreement.  Effective as of the Closing, the Standstill Agreement is hereby terminated in its entirety.

4.     Governing Law.  This Termination Agreement and any suit, action, litigation or proceeding, whether at law or in equity, arising out of or related hereto or to the inducement of any party hereto to enter into this Termination Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

5.     Counterparts; Effectiveness.  This Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures to this Termination Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.  The obligations in this Termination Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party; provided, that the obligations in Section 3 shall become effective only on the Closing Date. In the event the Merger Agreement is terminated in accordance with its terms, this Termination Agreement shall automatically terminate and be of no further force or effect.

6.     Entire Agreement.  This Termination Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings both written and oral among the Parties with respect to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Termination Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

B. RILEY FINANCIAL, INC.

By:	/s/ Bryant R. Riley
Name: Bryant R. Riley
Title: Chairman & Co-Chief Executive Officer

[Signature Page to Termination Agreement]

NATIONAL HOLDINGS CORPORATION

By:	/s/ Michael A. Mullen
Name: Michael A. Mullen
Title: Chairman & Chief Executive Officer

[Signature Page to Termination Agreement]